UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

525 Executive Blvd Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last
report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 21, 2021, NanoVibronix, Inc. (the “Company”) received notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company no longer satisfied the minimum $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Equity Requirement”). The Company reported stockholders’ equity of approximately $2.4 million in its Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2020 and does not otherwise satisfy the alternative criteria pertaining to market value of listed securities or net income.

In accordance with the Nasdaq Listing Rules, the Company has been granted a period of 45 calendar days, or through June 7, 2021, to submit its plan to evidence compliance with the Equity Requirement for the Staff’s review. If the Company’s plan is accepted, the Staff may grant the Company an extension of up to 180 calendar days from the date of the notification letter, or October 18, 2021, to evidence compliance with the Equity Requirement.

While the Company is evaluating various courses of action in its effort to regain compliance with the Equity Requirement and plans to timely submit a compliance plan to the Staff for its review, there can be no assurance that the Company’s plan will be accepted by the Staff or, if accepted, that the Company will be able to timely satisfy the terms of the extension granted by the Staff. If the Company’s plan is not accepted by the Staff or if accepted but the Company does not timely regain compliance, the Company’s common stock would be subject to delisting. In such event, the Company would be entitled to request a hearing before a Nasdaq Hearings Panel, which request would stay any delisting action by Nasdaq at least until the ultimate conclusion of the hearing process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: April 27, 2021	By:	/s/ Brian Murphy
	Name:	Brian Murphy
	Title:	Chief Executive Officer